STATE OF THE UNION
Part One – Maryland Litigation
FEBRUARY 3, 2025
Ladies and gentlemen, it's now time to uncover the facts and separate facts from fiction. I'm sorry you've had to listen to all the discussions about this case in Maryland, but today we're addressing the claims made by Al Hartman in a letter regarding the judge's decision in the Maryland litigation.
If you've been following this legal battle, you've likely heard about Hartman's assertions about his supposed victories. But today, I'm going to dive into this very carefully with respect to the judge's memorandum to make sure you understand the correct record. Let's break it down issue by issue.
First, the judge recognized that Hartman's credibility is amiss. The judge stated, and the court found, Hartman does not have general credibility with the issues stemming from instances in which he had been shown to be dishonest, including his inclusion of Hartman 21 as a party in the case in Maryland and another case without even getting approval of Hartman's board of directors who testified that they didn't know anything about it. Generally, his filing of the lis pendens in a related case without legal cause and intentional misrepresentations that he made in an email sent out in August of 2023.
Now, let's make sure again that you understand exactly what this court said and just to be clear, the court, full opinion and quite frankly, I thought he wrote an opinion that's easily understood.

It's not Perry Mason, it's not Earl Stanley Gardner, but he sure does explain the problems and it's about credibility and he recognized that in these particular areas that Mr. Hartman did not have credibility and had exemplified dishonesty in some of these actions that the court referred to.
Now let's look at what the court had to say about the liquidation and the counter argument of seeking a listing on exchange. Hartman claims he prevailed in matters related to the liquidation and a listing of Silver Star. However, the judge's memorandum paints a very, very different picture. So, let's pause a minute and let's look at a quote directly from the memorandum.
The judge states, when referring to Hartman, who is the plaintiff, and he says, quote, “Here, Plaintiff took certain positions and failed to take certain actions.” That's Hartman not taking actions. Judge, “that if nothing else, lulled Haddock, the Defendant, into non-action to their detriment.”
He gets blamed for the delay by this judge and that's based on extensive testimony we presented, and he could not rebut it. “Specifically.” still with the judge, “Plaintiff unilaterally terminated the effort to get Silver Star listed on a public exchange after he worked himself years of effort. Then Plaintiff began to merge and a plan to merge Silver Star into Hartman 21, and that failed after years of negotiations, despite the fact that he was CEO of both companies. He couldn't get it done. All the while, and perhaps most importantly, Plaintiff failed to mention the termination deadline to the board during his entire tenure as CEO of the company.” This is the judge. “After the debt refinancing,” that's that SASB debt, “$259 million, other payables, the refinancing fell through.” Well, of course the defendants were understandably focused on saving the company from the economic crisis. The judge called that “Plaintiff Hartman effectively hamstrung Silver Star's ability to satisfy the requirements of the termination provision.” That's the charter termination provision. So there was no time to avoid a liquidation under that provision because he lulled the company in. Simply put, what does this mean? Hartman's actions or inactions directly contributed to Silver Star's inability to meet the requirements needed to avoid liquidation. So, you're fighting on one hand, and then you got to go avoid the liquidation on the other hand, but he didn't win this argument. In fact, the record shows that his mismanagement was a key factor in the failure. Specifically, Hartman stated in his letter, “We argued for liquidation on the expiration of 10 years from the termination of the Silver Star IPO.” Simply put, the judge did not order a liquidation of Silver Star. Silver Star will have a vote of its shareholders to determine this issue.
So, let's address the amendment to the bylaws. Hartman has also claimed that he won a legal battle over the amended bylaws. But let's take a closer look at what the judge actually said. From the memorandum opinion, let's read it.
“Plaintiff seeks a declaration that the amended bylaw is void and unenforceable. Plaintiff also seeks an order permanently enjoining Silver Star from seeking consent for the election of directors pursuant to the amended bylaw.” Now here's the key part. While the court did stop the counting of the consent on January the 29th, 2024, Judge Alstow stated at that time that the court would not make a final ruling on this claim until the appellate court of Maryland issues its decision.

Translation, and since then, we've all listened to oral arguments in that appellate court. This issue is still open, and no final victory has been secured. Hartman did not prevail.
Now let's talk about stockholder list. Hartman also asserts that he argued for the release of stockholder list, and the judge ruled in his favor. The stockholder list was provided prior to the trial, and that provision was dismissed. The only reason he didn't get it 24 hours after he asked for it is because of the disruption he was causing in the company as a board member and of having access to confidential information and then using it for his own benefit to increase the size of his own piggy bank and not for, your benefit, the stockholders. That's what all this is about. The lis pendens didn't do any good for you, the stockholders. What Hartman has done each step of the way with respect to negotiations on how to solve this, trust me, we've had at least four fairly serious settlement discussions.
Each one of those involved a strategy by Hartman that he wanted to take five of the best properties that we had and exchange his family's ownership of stock, at a price of about $12 dollars a share and for an undervalued price for those properties. The people I talked to and inquired about whether we should do that or not said absolutely not. That's a typical greenmail transaction. It's a transaction where Al Hartman's trying to feather his own nest, all the other shareholders do not have that benefit. So, we stood steady. That's why this case, quite frankly, has never been settled, because Al Hartman was not interested in settling something for your benefit. But the list was already resolved, and it wasn't something that this court and this judge ordered us to do. The judge's only comment was that this claim was dismissed prior to trial. Hartman did not prevail.
Now let's talk more specifically about the lis pendens. Hartman also stated the following in his letter. “The lis pendens filed on the properties for a short three-month period did not damage Silver Star in any way.” The judge had a different view and stated the following. Follow me carefully, from the top. “Starting on July 21, 2023, and continuing through early August, Plaintiff, Hartman caused several lis pendens to be recorded on several of the properties held by Al Hartman, S.P.E.” that's Silver Star subsidiary. “The lis pendens interfered with Silver Star's ability to market its office building assets and put it in a technical default on some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the pivot plan. Ultimately, Hartman S.P.E. had to be put into bankruptcy. It took several months for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial cost as a result.”
Now, let's pause right there. What does that say? The judge, Silver Star, suffered cost as a result. That's not what Mr. Hartman said. He just misled you as to what the judge said. In another paragraph where the judge was discussing the acknowledgment of his and 21's misrepresentations and improper action, the judge stated, “Separately, on November 27, 2023, Hartman 21, admitted in a federal bankruptcy court filing that the lis pendens were improper because Hartman 21 did not have any interest in the real estate assets against which it had recorded the lis pendens.” This is a false filing, a false filing, and he admitted that in a federal bankruptcy court. So, you can see, the judge found that the improper lis pendens caused damages and caused the Silver Star contrary to the false statement made by Hartman after the opinion from the judge. Judge had made this decision. This was not speculation. So let's just pause right there. This wasn't something Hartman was speculating on. He had read this decision. He read this language and reported this information to you. Now, is that the person you want to believe when he's telling you that you're going to get $10 a share? Whatever he's telling you, what I've heard is totally off the chart and impossible. We'll give you some schedules in the not-too-distant future as to what our experts in trial in that Maryland case and otherwise believe that would be there, and it's pennies on the dollar.
Now we’ll talk about legal fees. Hartman states in his letter, “It is my belief that Haddock spend as much as $5 million dollars of Silver Star funds fighting and imposing a shareholder meeting. As I mentioned before, an annual meeting was scheduled prior to the trial. Relatively minor legal fees were paid for this issue. However, the bankruptcy and getting rid of the lis pendens resulted in millions of dollars of expenses and legal fees paid by Silver Star.
Now I want to raise one final point here. One issue that Hartman didn't raise with you, which is in the judge's memorandum and filters through all of the issues we discussed. In the memorandum opinion, the court found that the rights plan, which is the poison pill, and understand what it did, it decreased Hartman's interest and increased your interest by an effective stock dividend, was legally adopted, and the board was not acting in bad faith. I wonder why he didn't mention that? The court said the rights plan was legally adopted, the board was not acting in bad faith in finding that the Plaintiff had triggered the rights plan, but he was trying to take over the company, and he wasn't paying for it. He was thwarting a well-constructed plan, an endorsement of the view of the executive committee, but the judge says Plaintiff's request for relief in regard to the plan, are denied. Now compare that to the bad faith which Hartman also claims with respect to the consent. That's the argument that the Court of Appeals will see. The judge's memorandum overall just does not fall in line at all with what Hartman says.
So, his mere position that he's taking with what that opinion says is exactly what the court pointed to there that there's that tendency just to be dishonest. There's that tendency which shows that he has no credibility. And that is what was found by this court. We believe that transparency matters. We are committed to bringing you the facts straight from the court documents. I'll discuss that case with you as long as you want to talk to me on the phone. I'll have our general counsel talk to you about it. I will talk to your outside counsel. I will talk to your broker representative, and we'll help you get to the bottom. I've had several stockholders tell me, well, you know, there's a dispute going on. I wish y'all could solve that. Trust me, I wish we could solve that too because it takes a lot of time. We're working on how we go forward with this business and I've got much more to talk to you about how we go forward but I want to tell you now a few minutes, we've got time. This is an important matter. We need to get this out to you, and I want to do it right now.

We are working on great meetings this week with a major home builder about constructing, developing a development joint venture for first-time homebuyers to have benefits with respect to by having out-parcel type of situations to build a development self-storage property in joint venture with a major home builder, coupled with capital investment that will be made into this joint venture will help us tremendously along the way to create this successful pivot value for you, which will be far superior to what you'll get from any Hartman type of litigation. So, we look forward to continuing to carry that out. Also, quite frankly, we're real close to having serious conversations culminate with respect to a MOE transaction, a merger of equals, that started well over a year ago. That provides almost immediate liquidity, and with that, we're in a position, again, notwithstanding what Mr. Hartman says, to provide a real capital infusion with significant dollars to allow us to increase the rate of growth, with respect to your investment in this company, which becomes an investment in self-storage going forward and I look forward to discussing that with you in more detail.
The crown jewel. We've talked about that. We have a net asset value of $2 dollars. We have auditors that are engaged and working on the ‘23 catch-up audits, ’24 and it looks like with them on the site, working on those audits, that, first quarter will be a time that we'll be a fully reporting company going forward and checking all the boxes and opening doors certainly, with the capital markets and others that we didn't have the opportunity to do before, all of which resulted from some of the problems that were in part caused by some of Mr. Hartman's activities. But frankly, we've had a lot of people tell us they just didn't want to get involved. We lost a number of self-storage acquisitions. One particularly as a result of the fact that we got down to the closing table, everything's done two days before closing, the SPE that was just coming out of bankruptcy, and I tried to convince the buyer that the best thing to have is a company coming out of bankruptcy because it's been scraped clean and it'll be fine, but the problem was this had Hartman's name on it and they walked the deal at the closing table. That's the impact, not only the lis pendens, but rumors run through the market, Hartman's creating problems. Nobody wants to deal with that. As soon as this is cleaned up, and let's finish the conversation about cleaning up, with the language used by this court in Maryland and those factual situations discussed there, how do you think that's going to play before a punitive judgment, verdict type of jury in Harris County, Texas, where our current lawsuit, which I call the crown jewel of litigation, is tried? I think Mr. Hartman's running scared. I know he's in a bad place. He's a wounded animal. No one acts the way he does who is rational, and I, quite frankly, really feel sorry for him. We've given him every opportunity, and I wish we could give him more, but right now, why do you think he really wants to litigate? I mean, to liquidate. If he liquidates, then he doesn't have to try this lawsuit. He can't sue himself. The company shuts down. We have it. You bet your last dollar we're going after it because it's for your benefit. We've done the work, we put it on the table, we don't get one dime out of it, except to the extent we own ownership in stock.
And one last final point, and I even hate to discuss it. Let's talk about compensation. I've had a number of calls. All of our executive committee, they've had a couple of calls. They call me and say, Gerald, what have we done to have people call me and wake me up at 9 o'clock at night? Well, Hartman distributed all of our cell numbers. Shareholders are calling. I'd love to talk to y'all. Please don't call me at midnight. Call me during working hours. Call our IR personnel and let's arrange a time we can talk. I'll talk to you until the sun goes down, but I'd rather not do it at 10 o'clock, 11 o'clock, midnight. That's what he wants. It's disruptive. Let's please try together to stop that and let's move forward with the litigation in Harris County. You'll get the benefits of it, we don't. Compensation-wise, we don't make anywhere close. I personally, along with every member of the executive committee, every member of our executive team, top-down, just completed a substantial cut of G&A and salaries. We're down to a, right now, in the last 10 days, a lean, mean, and hungry self-storage operating company. Why are we there? We're going to the capital markets. We're looking for this listing we talked about. In order to get this listing, we can't go in there, fat, ugly, trying to figure out something, we've got to be lean, mean, and hungry. That's where our whole team's going to be. We've got cuts. No one's been overcompensated. Everybody's been supported. Our executive committee made strong statements to the court in Maryland about compensation, but Hartman says, you know, they're off the charts. I think he accused all of us of getting millions. We don't. We have a profit interest in something. Lis pendens don't help us get a profit. Nothing does, except making money the old-fashioned way. Just earning a profit, producing, do what you say you're going to do, and back it up, and then create critical mass, scale it up, do it again. Public storage business is ideal to do that.

I've done that many times. He falsifies some of my history. He talks about some company that I lost money for. I've been basically a strategic player in a number of big successful companies, creating hundreds of millions of dollars in value. He cites Crescent specifically. I could show you newspaper articles, magazine articles, witnesses, interviews on website.
I created billions of dollars in value with a really good management team that I led in order to create that kind of money. Hartman just never has done that, and he is vindictive of what we did to set the record straight for stockholders. I'm not going to talk about this much. I tried not to talk about it any, but we keep getting these nasty grams with scriptures from the Bible floating throughout. I'm not going to deal with those. I object to it vehemently, and Al Hartman should, but he uses them improperly, and I resent that, but I'm not going to go into that.
So let's work together, let's feel for the future, and we're going to give you a real serious breakdown, quantitatively showing you precisely what you will get coming through the self-storage business, and then what you will not get, unfortunately, and I regret that but when you bought this stock, I don't think you knew exactly what you were getting into, because I don't think Al Hartman told you that he was going to make distributions out of new equity and not put that money into deteriorating assets. Ask him about it.
Thank you for your attention. Our office will always be open to you. Send us your letters and emails, and we'll try to respond or talk to you on the telephone.
So, thank you very much. Have a good day. Thank you.

Forward-Looking Statements
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